EXHIBIT 21



       Subsidiary                                  State of Incorporation
       ----------                                  ----------------------

       AMREP Metro Services, Inc.                      New York
       AMREP Saratoga Construction, Inc.               New York
       AMREP Solutions, Inc.                           New York
       AMREP Southwest Inc.                            New Mexico
          Advance Financial Corp.                      New Mexico
          AMREP Construction Corporation               New Mexico
          AMREP Financial Corp.                        New Mexico
          AMREP Insurance Agency, Inc.                 New Mexico
          AMREP Metro Works, Inc.                      New York
             PERMA Corp.                               New York
               Strickland Construction Corp.           New Jersey
          AMREP Southeast, Inc.                        Florida
             AMREP Saratoga Square Homes, Inc.         Florida
          AMREPCO Inc.                                 Colorado
          Carity-Hoffman Associates, Inc.              New York
          Double R Realty, Inc.                        New Mexico
          Eldorado at Sante Fe, Inc.                   New Mexico
          M.F.G. Realty Corp.                          New York
          New Mexico Foreign Trade Zone Corp.          New Mexico
          Panorama Inn of Florida, Inc.                Florida
          Rancho Homes, Inc.                           New Mexico
          Rio Rancho Golf & Country Club, Inc.         New Mexico
          S.G.R. Realty Corp.                          New Jersey
          Shasta Real Estate Company                   California
          Sun Oaks Realty Corp.                        Florida
          Rio Venture Corp.                            New Mexico
          Rio Venture XV, Inc.                         New Mexico
       El Dorado Utilities, Inc.                       New Mexico
       Florida Ridge Utilities Corp.                   Florida
       Kable News Company, Inc.                        Illinois
          Kable Fulfillment Services of Ohio, Inc.     Delaware
          Kable News Company of Canada, Ltd.           Ontario, Canada
          Kable News Export, Ltd.                      Delaware
          Kable News International, Inc.               Delaware